EX-28.g.1.d

FUND LIST
to
GLOBAL CUSTODY AGREEMENT
BETWEEN
JPMORGAN CHASE BANK AND
NATIONWIDE MUTUAL FUNDS
DATED APRIL 4, 2003

Effective May 1, 2007,
As amended _______ , 2013*

Fund Name
Nationwide Short Duration Bond Fund
Nationwide Fund
Nationwide Growth Fund
Nationwide S&P 500 Index Fund
Nationwide Money Market Fund
Nationwide Bond Fund
Nationwide Government Bond Fund
Nationwide Enhanced Income Fund
Nationwide Small Cap Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Destination 2055 Fund
Nationwide Retirement Income Fund
Nationwide U.S. Small Cap Value Fund
Nationwide International Value Fund
Nationwide Alternatives Allocation Fund
Nationwide Small Company Growth Fund
Nationwide Global Equity Fund
Nationwide High Yield Bond Fund
Nationwide Inflation-Protected Securities Fund
Nationwide Core Plus Bond Fund
Nationwide Bailard Cognitive Value Fund
Nationwide Bailard International Equities Fund
Nationwide Bailard Technology & Science Fund
Nationwide Geneva Mid Cap Growth Fund
Nationwide Geneva Small Cap Growth Fund
Nationwide HighMark Balanced Fund
Nationwide HighMark California Intermediate Tax Free Bond Fund
Nationwide HighMark Bond Fund
Nationwide HighMark Large Cap Core Equity Fund
Nationwide HighMark Large Cap Growth Fund
Nationwide HighMark National Intermediate Tax Free Bond Fund
Nationwide HighMark Short Term Bond Fund
Nationwide HighMark Small Cap Core Fund
Nationwide HighMark Value Fund
Nationwide Ziegler Equity Income Fund
Nationwide Ziegler NYSE Arca Tech 100 Index Fund
Nationwide Ziegler Wisconsin Tax Exempt Fund

* As approved at the March 28, 2013 Board meeting.